Exhibit 99.1

GENERAL WAIVER AND RELEASE OF CLAIMS

As this is a legal document, OfficeMax Incorporated (“the Company”) hereby advises Eligible Officer in writing to consult with an attorney prior to executing this agreement.

In consideration of the Benefits set forth below and other good and valuable consideration, the undersigned Eligible Officer agrees as follows:

1. Benefits.

•                  Severance Pay. Pursuant to its Executive Officer Severance Pay Policy (“the Policy”) and subject to the Policy’s requirement that no benefits are due unless and until an Eligible Officer executes and delivers to the Company a General Waiver and Release of Claims in a form satisfactory to the Company, the Company will pay Eligible Officer twelve (12) months of severance pay based upon Eligible Officer’s base salary on the date of Eligible Officer’s termination of employment. Severance payments will begin on the first payday after Eligible Officer’s termination of employment, provided the Revocation Period expires without an effective revocation of this agreement, and will continue on regular paydays thereafter. Severance payments will be subject to applicable payroll deductions and withholding.

•                  Severance Payments End Upon Rehire. If Eligible Officer is rehired by the Company or any of its subsidiaries or affiliates during the period that severance payments are being paid, severance pay will end on the day before the rehire date.

•                  Healthcare Coverage. Provided Eligible Officer makes a timely election under COBRA, Eligible Officer will be eligible to receive health/dental/vision coverage at the associate rate for the period while severance payments are being paid.

2. Release.

a.             Eligible Officer, on behalf of him/herself, spouse, heirs, executors, administrators, children, and assigns, does hereby release and discharge the Company and its parents, subsidiaries, affiliates, related organizations and employee benefit plans, and all of their respective officers, trustees, directors, employees, agents and shareholders (in their official and personal capacities), and all of their successors and assigns from and for all suits, charges, causes of action, claims and demands, whether known or unknown, that Eligible Officer may have as of the date that Eligible Officer executes this General Waiver and Release of Claims, including without limitation, those arising out of, or in any way related to Eligible Officer’s employment with and termination of employment from the Company. This General Waiver and Release of Claims includes but is not limited to all claims in common law, contract and tort, including but not limited to claims for wrongful or retaliatory discharge, breach of express or implied contract, defamation or intentional infliction of emotional distress, and any claims under any federal, state and local statute, ordinance and regulation, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871, The Worker Adjustment and Retraining Notification Act of 1988, the National Labor Relations Act,

the Age Discrimination in Employment Act (“the ADEA”), the Fair Labor Standards Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employees Retirement Income Security Act, the Equal Pay Act, and state or local employment discrimination and wage payment law. This release does not include the release of (i) any vested retirement benefits for which Eligible Officer is eligible in accordance with the express and written terms of the respective employee benefit plans, (ii) rights under this agreement, and (iii) claims that cannot be released as a matter of law.

b.             If Eligible Officer brings a claim waived under Paragraph 2.a., the Company shall be relieved of all obligations under this agreement and Eligible Officer shall pay the Company the attorney’s fees, costs and expenses (including those of in-house attorneys) incurred by the releasee to defend such claim, in addition to any other damages or relief a court may award; provided, however, that this Paragraph 2.b. shall not apply to claims under the ADEA or actions challenging the validity of the release of claims under the ADEA; provided, further, that nothing in this agreement is intended or should be construed to mean that the release of claims under the ADEA is unenforceable, it being the parties’ intent that all such claims are being released.

c.             The Company does not admit by offering this Agreement that it engaged in any unlawful or wrongful conduct with respect to Eligible Officer’s employment or otherwise.

3. Period to Consider Release/Revocation Period

Eligible Officer hereby acknowledges that he has been given at least twenty-one (21) calendar days to consider this General Waiver and Release of Claims and if Eligible Officer decides to accept the terms of this General Waiver and Release of Claims, s/he understands and agrees that s/he must return one (1) executed copy of General Waiver and Release of Claims to the Company on or prior to the end of such twenty-one (21) day period.

Eligible Officer has the right to revoke this General Waiver and Release of Claims within seven (7) calendar days after execution. Eligible Officer understands that s/he will not receive the benefits described in Paragraph 1 and this General Waiver and Release of Claims shall not become effective until the revocation period has expired.

Notice of revocation must be given in writing and received by the Company via personal delivery, overnight courier or U .S. Mail, postage prepaid, to:

Mr. Jeff Johnson
OfficeMax Incorporated
263 Shuman Blvd
Naperville, IL 60563

4. Confidentiality, Non-Competition and Non-Solicitation

a.             Eligible Officer specifically agrees that he shall forever preserve the confidentiality of all confidential and proprietary information of the Company.

b.             During the period which severance is paid, Eligible Officer shall not, directly or indirectly, be employed by, provide personal services for or on behalf of, or consult with, any business or entity that competes with the Company.

c.             During the period which severance is paid, Eligible Officer will not directly or indirectly, on behalf of Eligible Officer or on behalf of, or in conjunction with, any other person, company, partnership, firm, corporation, or entity, solicit or attempt to solicit any customer of the Company for the purpose of selling or distributing products and/or services similar to and/or competitive with products and/or services sold or distributed by the Company.

d.             During the period which severance is paid, Eligible Officer will not solicit or discuss potential employment opportunities (other than for opportunities with the Company), or induce or attempt to induce any then-current associate of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any associate thereof without the prior express written consent of the Company.

e.             If the Eligible Officer fails to comply with any portion of Paragraphs 4.a., 4.b., 4.c., or 4.d., the Company shall be relieved of all obligations under the agreement and Eligible Officer shall pay the Company for its attorneys’ fees, expenses and costs (including those of in-house attorneys) in connection with establishing such a failure, in addition to such other damages and relief a court may award.

5. Miscellaneous

Eligible Officer further acknowledges and agrees that:

a.             S/he has read and understands the terms of this General Waiver and Release of Claims and knowingly and voluntarily enters into this agreement.

b.             Eligible Officer understands and agrees that s/he is required to return all property, records and information of the Company, including any copies, to the Company’s General Counsel on or before the effective date of this General Waiver and Release of Claims, and that no severance payments will be made until all Company property is returned.

c.             Eligible Officer understands and agrees that if any phrase, sentence or paragraph of this General Waiver and Release of Claims shall to any extent be held invalid, then the remainder of this General Waiver and Release of Claims or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected hereby, and all other phrases, sentences and paragraphs of this instrument shall be valid and enforced to the fullest extent permitted by law.

d.             This General Waiver and Release of Claims and the letter dated May 23, 2007, regarding the subject “Impact of Termination on Compensation and Benefits,” the terms of which are incorporated herein as if set out in full, describe all benefits to which Eligible Officer is entitled in connection with his/her termination of employment.

AGREED:

Mike Rowsey

/s/ Mike Rowsey
Eligible Officer Signature	Date: August 5, 2007